FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity California Municipal Trust

Series Number	2
Fund	Fidelity California Municipal Income Fund
Trade Date	March 25, 2009
Settle Date	April 2, 2009
Security Name	CA ST 6.5% 4/1/33
CUSIP	13063A4W1
Price	104.482
Transaction Value	$8,880,970
Aggregate Offering Value	$2,300,000,000
% of Offering	0.37%
Underwriter Purchased From	Merrill Lynch Pierce Fenner & Smith
Underwriting Members: (1)	Merrill Lynch Pierce Fenner & Smith
Underwriting Members: (2)	Citi
Underwriting Members: (3)	De La Rosa & Co.
Underwriting Members: (4)	Alamo Capital
Underwriting Members: (5)	Backstrom McCarley Berry & Co., LLC
Underwriting Members: (6)	Banc of America Securities LLC
Underwriting Members: (7)	Barclays Capital
Underwriting Members: (8)	Blaylock Robert Van, LLC
Underwriting Members: (9)	City National Securities, Inc.
Underwriting Members: (10)	Comerica Securities
Underwriting Members: (11)	DEPFA First Albany Securities, LLC
Underwriting Members: (12)	Edward D. Jones & Co., LP
Underwriting Members: (13)	Fidelity Capital Markets
Underwriting Members: (14)	Goldman, Sachs & Co.
Underwriting Members: (15)	Great Pacific Securities
Underwriting Members: (16)	Grigsby & Associates, Inc.
Underwriting Members: (17)	Jackson Securities
Underwriting Members: (18)	Jesup & Lamont Securities Corporation
Underwriting Members: (19)	J.P. Morgan Securities Inc.
Underwriting Members: (20)	Loop Capital Markets, LLC
Underwriting Members: (21)	Morgan Keegan and Company, Inc.
Underwriting Members: (22)	Morgan Stanley
Underwriting Members: (23)	Nollenberger Capital Partners Inc.
Underwriting Members: (24)	The Northern Trust Company
Underwriting Members: (25)	Pershing LLC
Underwriting Members: (26)	Piper Jaffray & Co.
Underwriting Members: (27)	Prager Sealy & Co., LLC
Underwriting Members: (28)	Ramirez & Co., Inc.
Underwriting Members: (29)	Raymond James& Associates, Inc.
Underwriting Members: (30)	RBC Capital Markets
Underwriting Members: (31)	Rice Financial Products Co.
Underwriting Members: (32)	Siebert Brandford Shank & Co., LLC
Underwriting Members: (33)	SL Hare Capital
Underwriting Members: (34)	Southwest Securities
Underwriting Members: (35)	Stone & Youngberg
Underwriting Members: (36)	Wachovia Bank, NA
Underwriting Members: (37)	Wedbush Morgan Securities
Underwriting Members: (38)	Wells Fargo Institutional Securities, LLC